Exhibit 99.2
                                                                    ------------
                             BPC HOLDING CORPORATION

                          Notice of Guaranteed Delivery
                                       of
                       12 1/2% Senior Secured Notes due 2006

As set forth in the Prospectus dated August    , 1996 (the "Prospectus"), of BPC
                                            ---
Holding Corporation (the "Company") under the caption "The Exchange Offer -- Guaranteed Delivery Procedures," this form must be used to accept the Company's offer to exchange its 12 1/2% Series B Senior Secured Notes due 2006 (the "New Notes") for an equal principal amount of its 12 1/2% Senior Secured Notes due 2006 (the "Old Notes"), by Holders who wish to tender their Old Notes and
(i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or an Agent's Message (as defined in the Prospectus) and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date. This form must be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                             The Exchange Agent is:

                  FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION

        If by Mail:             If by Hand or             If by Hand:
                               Overnight Mail:

   First Trust National     First Trust National     First Trust New York,
        Association              Association         National Association
    First Trust Center      180 East Fifth Street       100 Wall Street
      P.O. Box 64111        4th Floor - Bond Drop   Suite 2000 - Bond Drop
  St. Paul, MN 55164-0111          Window                   Window
                             St. Paul, MN 55101    New York, New York  10005

           By Telecopier:                 Confirm by Telephone:
           (612) 244-1537                     (612) 244-8162
                                            Attn:  Dave Haugen


     Delivery of this instrument to an address other than as set forth above or transmission via a facsimile number other than one listed above will not constitute a valid delivery.

Ladies and Gentlemen:

     The undersigned hereby tenders for exchange to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

     The undersigned understands and acknowledges that the Exchange Offer will
expire at 5:00 p.m., New York City time, on September    , 1996, unless extended
                                                      ---
by the Company. The term "Expiration Date" shall mean 5:00 p.m., New York City
time, on September    , 1996, unless the Exchange Offer is extended as provided
                   ---
in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.

                                Principal Amount of Old Notes
           SIGNATURE
                                Tendered (must be in integral
 X                     Date:
 -
                                multiples of $1,000):  $
 X                     Date:
 -
                                Certificate Number(s) of Old
 Signature(s) of Registered
                                Notes (if available):
 Holder(s) or Authorized
 Signatory

 Area Code and Telephone
                                Aggregate Principal Amount
 Number:
                                Represented by
                                Certificate(s):  $
 Name(s):
                                IF TENDERED OLD NOTES WILL BE
         (Please Print)
                                DELIVERED BY BOOK-ENTRY
                                TRANSFER, PROVIDE THE
                                DEPOSITORY TRUST COMPANY
                                ("DTC") ACCOUNT NO. AND
 Capacity (full title), if
                                TRANSACTION CODE NUMBER (if
 signing in a fiduciary or
                                available):
 representative capacity):

                                Account No.:

                                Transaction Number:
 Address:
      (including Zip Code)

 Taxpayer Identification or
 Social Security No.:



                              GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of a properly completed and executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Book-Entry Transfer" and any other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.


Name of Eligible Institution:
                                             Authorized Signature

Address:                                Name:

                                        Title:

Area Code and Telephone No.:                      Date:

     NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.





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